UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2005

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EGPI FIRECREEK, INC.

_________________________________________________________________________________

(Exact name of registrant specified in charter)

Nevada	000-32507	88-0345961
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6564 Smoke Tree Lane

Scottsdale, AZ  85253

(Address of principal executive offices)  (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

Energy Producers, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a)

(1) The Registrant has filed Articles of Amendment to Articles of Incorporation with the Nevada Secretary of State’s Office on an expedited basis February 22, 2005 to become effective approximately on February 23, 2005. Please see information included in this report attached on Item 9.01 (c), Exhibit No. 99.1 regarding the Articles of Amendment to the Articles of Incorporation of EGPI Firecreek, Inc.

(2) The Articles of Incorporation were revised to increase total authorized capital stock from 260,000,000 shares to 430,000,000 shares. Authorized par value $.001 common voting stock is increased from the previous 200,000,000 shares to 350,000,000 shares. Registrant's authorized capital stock includes 20,000,000 shares of par value $.001 non-voting common stock which remains unchanged, and the number of shares of $.001 par value preferred stock has been increased from the previous 40,000,000 shares to 60,000,000 shares.

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 8.01 OTHER EVENTS

On February 15, 2005, Consenting Shareholders Owning Approximately 59% of our Common Stock consented to the following actions:

a.) For the Board of Directors, one or more, its Chairman, CEO or President to authorize amendment of the Company’s Articles of Incorporation to be filed with the Nevada Secretary of State. Please see information included in this report listed under Item 9.01 (c), attached on Exhibit No. 99.1 regarding the Articles of Amendment to the Articles of Incorporation of EGPI Firecreek, Inc.

b.) For the Directors to complete by April 9, 2005, if necessary, a Reverse Stock Split of the Company’s shares on a 5 shares for 1 share basis. Further, it was qualified that if the Subordinated Debentures outstanding on the Registrant’s books are redeemed or purchased so that no Debentures are outstanding during the period prior to April 9, 2005 it was further authorized by the Shareholders to then cancel any plans for a Reverse Stock Split.

c.) For the Board of Directors, without needing further consent or authorization of the Shareholders hereafter, to authorize and do all things necessary and requisite, in the best interests of the Company, to obtain on best possible terms at their discretion and timing, up to Four Million Five Hundred Thousand Dollars ($4,500,000), in whole, part, or several, to assist a portion of the ongoing needs in part for the Registrant and its Firecreek Petroleum, Inc. wholly owned subsidiary operations.

d.) For the Board of Directors, at their discretion, to be able to organize and or to issue a special (SD) dividend, if any, to the shareholders of the Company. Although not guaranteed at this time that this will be done, and not guaranteed as to any date, promise, or other terms at this time, the Board herewith has authority and consent to be able to act at a time when plausible or appropriate, if any, and as may be required by action of the Board of Directors. This consent and authorization will cease without new consents being obtained by the majority consent of the shareholders, after the date ended July 16, 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Articles of Amendment to the Articles of Incorporation of EGPI Firecreek, Inc., formerly Energy Producers, Inc. furnished as Exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EGPI FIRECREEK, INC.

(formerly Energy Producers, Inc.)

By:   /s/  Dennis R. Alexander

Dennis R. Alexander

Chairman and CFO

Date:  February 22, 2005

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